CALIPSO Disclosure Schedule

                                     To

                        Agreement and Plan of Merger

                            dated  August 7, 2000

                               by and between

                                Calipso, Inc.

                                     and

                         Knowledge Foundations, Inc.




*Capitalized terms used herein not otherwise defined herein shall have the meanings given to them in the Agreement and Plan of Merger.


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                                Schedule 2.1

                       Organization and Qualification



None

                               Schedule 2.2(a)

                      Options, Stock Preference Rights


None

                                Schedule 2.6

                    Consents and Approvals; No Violations


None

                                Schedule 2.7

                                 No Default

None

                                Schedule 2.9

                                 Litigation


None

                                Schedule 2.10

                       Compliance with Applicable Law


None

                                Schedule 2.11

                    Employee Benefit Plans; Labor Matters


None

                                Schedule 2.13

                                 Tax Matters


None

                              Schedule 2.15(c)

                            Intellectual Property



Internet  Domain  name and preliminary web site - universeofnature.com   (See
10SB12G)
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                               Schedule  2.19

                                 Affiliates

Robert J. Ransom
Margaret Ann Ransom

                                Schedule 2.21

                              Insider Interests



See Schedule 2.19
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                                Schedule 2.25

                             Material Contracts


None

                                Schedule 4.1

                             Conduct of Business

None
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